Exhibit 99.1

VANTAGE DRILLING COMPANY REPORTS FOURTH QUARTER 2008 RESULTS

Houston, TX (March 13, 2009) — Vantage Drilling Company (“Vantage”) (NYSE Alternext US: VTG-U; VTG; VTG-WS) reports a net loss of ($43.5) million or ($0.57) per diluted share for the three months ended December 31, 2008 as compared to net income of $1.8 million or $.04 per diluted share for the three months ended December 31, 2007. Net loss for the fiscal year ended December 31, 2008 was ($47.4) million or ($.78) per diluted share as compared to net income of $4.5 million or $0.14 per diluted share for the fiscal year ended December 31, 2007.  The three months ended and year ended December 31, 2008 includes impairment and termination costs of $38.3 million associated with the termination of an option to acquire the Titanium Explorer drillship.  The loss for the three months and year ended December 31, 2008 adjusted for the impairment and termination costs are ($5.2) million or ($0.07) per share and ($9.1) million or ($.15) per share.

Paul Bragg, President and Chief Executive Officer, commented, "The fourth quarter 2008 concludes our history in development stage.  With the start up of operation of the Emerald Driller in February 2009 and commencement of construction management contracts for several deepwater rigs, we are now generating substantial revenues and cashflows. Recent contracts secured on two drillships are outstanding achievements for us and position us with a stable base of business for many years to come.  Summarizing several important accomplishments are the following:

•	Emerald Driller commenced a 2-year contract in Thailand.

•	Current operating cash flow run-rate is approximately $70 million annually (1 jackup + construction management contracts).

•	Awarded $1.1 Billion 5-year contract for Platinum Explorer drillship

•	Awarded $1.6 Billion, 8-year contract for Titanium Explorer drillship

•
Agreement to provide construction supervision, market and operate one deepwater, 6th generation semi-submersible (unit has $1.0 Billion, 5-year contract). Client has the option to extend Vantage’s management services agreement to include a second semi-submersible.”

Vantage will conduct a call at 10:00 AM Eastern Time on Friday, March 13, 2009 to discuss results and developments for the fourth quarter 2008. To access the conference call, U.S. callers may dial toll free (877) 723-9509 and international callers may dial (719) 325-4797. The pass code will be 1411288.  Please call ten minutes ahead of time to ensure proper connection. A replay of the conference call will be available for two weeks following the call and can be accessed by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers. The access code for the replay is 1411288.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with one Baker Marine Pacific Class 375 ultra-premium jackup drilling rig operating, and three such jackups and an ultra deepwater drillship, the Platinum Explorer, currently under development. Vantage is also providing management services to an affiliate for two other ultra-deepwater drillships and to Sea Dragon Offshore Limited for an ultra-deepwater semi-submersible.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

VANTAGE DRILLING COMPANY
(A Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,		Three Months Ended December 31,
	2008	2007	2008	2007
Revenue	$912,750	$—	$912,750	$—
Operating costs and expenses
Operating costs	5,365,160	—	3,122,427	—
General and administrative	9,333,434	936,568	3,470,028	536,873
Impairment and termination costs	38,286,166	—	38,286,166	—
Depreciation	101,263	10,421	78,309	4,815
Total operating expenses	53,086,023	946,989	44,956,930	541,688
Loss from operations	(52,173,273)	(946,989)	(44,044,180)	(541,688)
Other income (expense)
Interest income	4,095,067	7,699,060	6,176	3,193,968
Interest expense	(56,485)	—	(56,485)	—
Other income	86,033	—	86,033	—
Total other income (expense)	4,124,615	7,699,060	35,724	3,193,968
Income (loss) before income taxes	(48,048,658)	6,752,071	(44,008,456)	2,652,280
Income tax provision (benefit)	(670,466)	2,298,564	(540,650)	901,152
Net income (loss)	$(47,378,192)	$4,453,507	(43,467,806)	1,751,128

Earnings (loss) Per Share
Basic	$(0.78)	$0.16	$(0.57)	$0.04
Diluted	$(0.78)	$0.14	$(0.57)	$0.04

VANTAGE DRILLING COMPANY
(A Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET

	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$16,557,351	$1,262,625
Restricted cash	1,699,781	—
Restricted cash held in trust account	—	273,109,051
Receivables	3,276,843	—
Prepaid expenses and other assets	1,985,956	87,075
Total current assets	23,519,931	274,458,751
Property and Equipment
Property and equipment	631,007,814	122,072
Accumulated depreciation	(111,684)	(10,421)
Property and equipment, net	630,896,130	111,651
Other Assets
Deferred income taxes	2,370,497	311,607
Other assets	8,496,964	756,771
Total other assets	10,867,461	1,068,378
Total assets	$665,283,522	$275,638,780

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,826,815	$61,518
Accrued liabilities	14,766,472	578,618
Deferred underwriters fee	—	8,280,000
Income taxes payable (receivable)	—	310,171
Short-term debt	11,239,613	—
Current maturities of long-term debt	6,000,000	—
Total current liabilities	35,832,900	9,230,307
Long –term debt	133,000,000	—
Ordinary shares, subject to possible redemption, 10,346,550 shares at redemption value	—	79,286,965
Commitments and contingencies	—	—
Shareholders’ equity
Preferred shares, $0.001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 400,000,000 and 100,000,000 shares authorized, and 75,708,331and 42,375,000 shares issued and outstanding	75,708	42,375
Additional paid-in capital	542,330,581	185,159,318
Earnings (deficit) accumulated during the development stage	(45,955,667)	1,919,815
Total shareholders’ equity	496,450,622	187,121,508
Total liabilities and shareholders’ equity	$665,283,522	$275,638,780

VANTAGE DRILLING COMPANY
(A Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(47,378,192)	$4,453,507
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	101,263	10,421
Amortization of debt financing costs	513,059	—
Share-based compensation expense	2,420,356	—
Deferred income tax benefit	(2,058,890)	(311,607)
Write-off of asset value, net	28,286,166	—
Changes in operating assets and liabilities:
Restricted cash	(1,699,781)	—
Receivables	(3,276,843)	—
Prepaid expenses and other assets	(1,618,726)	93,201
Accounts payable	3,765,297	61,518
Accrued liabilities	15,117,296	888,789
Net cash provided by operating activities	(5,828,995)	5,195,829
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of assets	(213,396,605)	—
Additions to property and equipment	(170,775,303)	(122,072)
Deferred acquisition costs	—	(756,771)
Restricted cash held in trust account	273,109,051	(273,109,051)
Net cash provided by (used in) investing activities	(111,062,857)	(273,987,894)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under credit agreement	139,000,000	—
Debt issuance costs	(8,533,406)	—
Advances from stockholders of OGIL	3,300,000	—
Repayments of advances from stockholders of OGIL	(3,300,000)	—
Proceeds from issuance of ordinary shares to initial stockholders	—	—
Proceeds from issuance of ordinary shares and warrants in private placement	—	6,000,000
Proceeds from issuance of ordinary shares and warrants to public stockholders	—	255,930,000
Proceeds from issuance of option to purchase ordinary shares and warrants to underwriters	—	100
Proceeds from notes payable-stockholders	10,000,000	85,800
Repayment of notes payable-stockholders	—	(275,000)
Proceeds from deferred underwriters fee	—	8,280,000
Repayment of deferred underwriters fee	(8,280,000)	—
Redemption of ordinary shares	(16)	—
Net cash provided by financing activities	132,186,578	270,020,900
Net increase (decrease) in cash and cash equivalents	15,294,726	1,228,835
Cash and cash equivalents—beginning of period	1,262,625	33,790
Cash and cash equivalents—end of period	$16,557,351	$1,262,625

Public & Investor Relations Contact:
Paul A. Bragg
Chairman & Chief Executive Officer
Vantage Drilling Company
(281) 404-4700